SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant[ X ]
Filed by a Party other than the Registrant[    ]

Check the appropriate box:

[   ]    Preliminary Proxy Statement
[   ]    Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
[ X ]    Definitive Proxy Statement
[   ]    Definitive Additional Materials
[   ]    Soliciting Material Pursuant toss. 240.14a-11(c) orss. 240.14a-12

                           CAMCO FINANCIAL CORPORATION
                 ---------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    -------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]   No fee required.
[   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

        1)     Title of each class of securities to which transaction applies:
               ---------------------------------------------------------------
        2)     Aggregate number of securities to which transaction applies:
               ---------------------------------------------------------------
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
               ---------------------------------------------------------------
        4)     Proposed maximum aggregate value of transaction:
               ---------------------------------------------------------------
        5)     Total fee paid:
               ---------------------------------------------------------------

[   ]   Fee paid previously with preliminary materials.
[   ]   Check box if any part of the fee is offset as provided by Exchange
        Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)       Amount Previously Paid:
                 --------------------------------------
        2)       Form, Schedule or Registration Statement No.:
                 --------------------------------------
        3)       Filing Party:
                 --------------------------------------
        4)       Date Filed:

                           CAMCO FINANCIAL CORPORATION
                               6901 Glenn Highway
                              Cambridge, Ohio 43725
                                 (740) 435-2020

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

         The 2002 Annual Meeting of Stockholders of Camco Financial Corporation ("Camco") will be held at Camco's Corporate Center, 6901 Glenn Highway, Cambridge, Ohio 43725, on May 28, 2002, at 3:00 p.m., Eastern Daylight Time (the "Annual Meeting"), for the following purposes:

               1.   To elect four directors of Camco for terms expiring in 2005;

               2. To approve the Camco Financial Corporation 2002 Equity Incentive Plan; and

               3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         Only stockholders of Camco of record at the close of business on April 8, 2002, will be entitled to vote at the Annual Meeting and at any adjournments thereof. Whether or not you expect to attend the Annual Meeting, we urge you to consider the accompanying proxy statement carefully and to SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND THE PRESENCE OF A QUORUM MAY BE ASSURED. Giving a proxy does not affect your right to vote in person in the event you attend the Annual Meeting.

                                            By Order of the Board of Directors



April 15, 2002                              D. Edward Rugg, Secretary

                           CAMCO FINANCIAL CORPORATION
                               6901 Glenn Highway
                              Cambridge, Ohio 43725
                                 (740) 435-2020

                                 PROXY STATEMENT

                                     PROXIES

         The Board of Directors of Camco Financial Corporation ("Camco") is soliciting proxies in the form accompanying this Proxy Statement, for use at the 2002 Annual Meeting of Stockholders of Camco to be held at Camco's Corporate Center, 6901 Glenn Highway, Cambridge, Ohio 43725, on May 28, 2002, at 3:00 p.m., Eastern Daylight Time, and at any adjournments thereof (the "Annual Meeting"). Only stockholders of record as of the close of business on April 8, 2002 (the "Voting Record Date"), are entitled to vote at the Annual Meeting. Each such stockholder will be entitled to cast one vote for each share owned. As of the Voting Record Date, there were 7,972,454 votes entitled to be cast at the Annual Meeting.

         Each properly executed proxy received prior to the Annual Meeting and not revoked will be voted as specified thereon or, in the absence of specific instructions to the contrary, will be voted:

               FOR the reelection of Larry A. Caldwell, Carson K. Miller, Samuel
               W. Speck and Jeffrey T. Tucker as directors of Camco for terms expiring in 2005.

               FOR the approval of the Camco Financial Corporation 2002 Equity Incentive Plan (the "2002 Incentive Plan").

         Proxies may be solicited by the directors, officers and other employees of Camco in person or by telephone, telegraph or mail only for use at the Annual Meeting and will not be used for any other meeting. Proxies may be revoked by
(a) delivering a written notice expressly revoking the proxy to the Secretary of Camco at the above address prior to the Annual Meeting, (b) delivering a later dated proxy to Camco at the above address prior to the Annual Meeting, or (c) attending the Annual Meeting and casting votes personally. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy. The cost of soliciting Proxies will be borne by Camco.

         This Proxy Statement is first being mailed to stockholders of Camco on or about April 22, 2002.


                                  VOTE REQUIRED

Election of Directors

         Under Delaware law and Camco's Bylaws, the four nominees receiving the greatest number of votes will be elected as directors. Abstentions, shares not voted by brokers and votes withheld are not counted toward the election of directors.

Approval of 2002 Incentive Plan

         The affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting is necessary to approve the 2002 Incentive Plan. The effect of an abstention or of the failure to vote shares held by a nominee for a beneficial owner which are present in person or by proxy is the same as a vote against the 2002 Incentive Plan. If the enclosed proxy card is signed and dated, but no vote is specified, the shares held by such stockholder will be voted FOR the 2002 Incentive Plan.


                            OWNERSHIP OF CAMCO SHARES

         As of April 8, 2002, no persons were known by Camco to own beneficially more than 5% of the outstanding shares of Camco's common stock.

         The following table sets forth certain information regarding the number of shares of common stock of Camco beneficially owned by each director and nominee of Camco and by all directors and executive officers of Camco as a group as of April 8, 2002:

                                             Amount and nature of beneficial ownership
                                               Sole voting              Shared voting           Percentage of
                                                  and/or                    and/or                  shares
Name and address (1)                          investment power          investment power         outstanding
----------------                            ------------------        -------------------        -----------
Richard C. Baylor                               25,461 (2)                     4,052                  0.37%
Larry A. Caldwell                              104,590 (3)                   120,921                  2.82
Robert C. Dix, Jr.                              10,285 (4)                     3,987                  0.18
Terry A. Feick                                     190                         4,896                  0.06
Susan J. Insley                                    190                            --                  0.00
Paul D. Leake                                  135,037 (5)                    16,729                  1.89
Carson K. Miller                                   370                            --                  0.00
Eric G. Spann                                    3,528 (6)                        --                  0.04
Samuel W. Speck                                  5,401 (7)                    17,136                  0.28
Jeffrey T. Tucker                               16,485 (8)                        --                  0.21
All directors and executive
 officers as a group  (14 persons)             454,269(9)                    181,884                  7.84

-------------------------

(1) Each of the persons listed in this table may be contacted at the address of Camco, 6901 Glenn Highway, Cambridge, Ohio 43725.

(2) Includes 10,250 shares that may be acquired upon the exercise of options awarded under the Camco Financial Corporation 1995 Stock Option and Incentive Plan (the "1995 Stock Option Plan").

(3) Includes 25,638 shares that may be acquired upon the exercise of options awarded under the 1995 Stock Option Plan.

(4) Includes 2,297 shares that may be acquired upon the exercise of options awarded under the 1995 Stock Option Plan.

(5) Includes 67,831 shares that may be acquired upon the exercise of options awarded under the First Ashland Financial Corporation 1995 Stock Option and Incentive Plan (the "Ashland Stock Option Plan") which was assumed by Camco.

(Footnotes continued on next page)

(6) Includes 1,050 shares that may be acquired upon the exercise of options awarded under the 1995 Stock Option Plan.

(7) Includes 5,211 shares that may be acquired upon the exercise of options awarded under the 1995 Stock Option Plan.

(8) Includes 3,544 shares that may be acquired upon the exercise of options awarded under the 1995 Stock Option Plan.

(9) Includes 142,442 shares that may be acquired upon the exercise of options awarded under the 1995 Stock Option Plan and the Ashland Stock Option Plan.


                    BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Election of Directors

         Pursuant to the Bylaws, the number of directors of Camco has been fixed at ten. The Board of Directors is divided into three classes. Each class serves for a three-year period.

         In accordance with Section 3.13 of the Bylaws, nominees for election as directors may be proposed only by the directors or by a stockholder who is entitled to vote for directors and who has submitted a written nomination to the Secretary of Camco by the later of the March 31st immediately preceding the annual meeting of stockholders or the sixtieth day before the first anniversary of the most recent annual meeting of stockholders held for the election of directors. Each such written nomination must state the name, age, business and residence address of the nominee, the principal occupation or employment of the nominee, the number of each class of shares of Camco owned either beneficially or of record by each such nominee and the length of time such shares have been so owned.

         The Board of Directors proposes the reelection of the following persons to terms which will expire in 2005:

                                                                              Director
Name                             Age         Position(s) held                   since
Larry A. Caldwell                65          Chairman of the Board              1970
Carson K. Miller                 56                --                           2002
Samuel W. Speck                  65                --                           1991
Jeffrey T. Tucker                44                --                           1987


         Larry A. Caldwell is the Chairman of the Board of Directors of Camco, a position he has held since January 1996. Mr. Caldwell was the Chief Executive Officer of Camco from Camco's organization in 1970 until January 1, 2001.
Mr. Caldwell is also a director of Camco Title Insurance Agency ("Camco Title").

         Carson K. Miller is the President of Washington State Community College in Marietta, Ohio, a position he has held since 1985. Mr. Miller was appointed to the Board of Directors of Camco to fill the unexpired term of John R. Bennett, Sr., who retired as a director in December 2001.

         Samuel W. Speck is the director of the Ohio Department of Natural Resources. Prior to joining the cabinet of the Governor of Ohio, Dr. Speck served as President of Muskingum College, New Concord, Ohio from 1986 to 1999.

         Jeffrey T. Tucker is a Certified Public Accountant and a partner in the accounting firm of Tucker & Tucker, Cambridge, Ohio.

         The following directors will continue to serve after the Annual Meeting for the terms indicated:

                                                                                  Director          Term
Name                              Age       Position(s) held                        Since           Expires
Richard C. Baylor                  47      President, Chief Executive               2001            2003
                                            Officer and Chief Operating
                                            Officer
Robert C. Dix, Jr.                 62            --                                 1994            2003
Paul D. Leake                      61            --                                 1996            2003
Terry A. Feicke                    52            --                                 2000            2004
Susan J. Insley                    56                                               2002            2004
Eric G. Spann                      39            --                                 1996            2004

         Richard C. Baylor was named President of Camco on January 1, 2000, and Chief Executive Officer on January 1, 2001. He has been Camco's Chief Operating Officer since October 21, 1998. From October 21, 1998 until January 1, 2000, Mr. Baylor was the Executive Vice President of Camco. From August 1989 to June 1998, Mr. Baylor was employed as a Vice President of Lending by State Savings Bank, Columbus, Ohio. Mr. Baylor is also a director of each of Camco's subsidiaries.

         Robert C. Dix, Jr. is Publisher of The Daily Jeffersonian, Cambridge, Ohio, and is one of the five principals of the group known as Dix Communication. Mr. Dix is Executive Vice President of Wooster Republican Printing Company, which owns a group of newspapers and radio stations. Mr. Dix is also President of MDM Broadcasting, a television station holding company, which is a wholly-owned subsidiary of Wooster Republican Printing Company.

         Paul D. Leake retired in June 2001 as the President and Chief Executive Officer of First Bank for Savings, a position he had held since 1976.

         Terry A. Feick is the Superintendent of Schools for the Washington Court House City Schools, a position he has held since 1991. Mr. Feick was appointed to fill the unexpired term of James R. Hanawalt, who retired as a director in February 2000.

         Susan J.  Insley is the  Executive  Vice  President  and  Principal of
Cochran Public Relations, Inc., Columbus, Ohio, a position she has held since 1996. Ms. Insley was appointed to the Board of Directors of Camco to fill the unexpired term of Anthony J. Popp, who retired as a director in December 2001.

         Eric G. Spann has been the Director of the North America Supply Chain, Household Surface Care/Fabric Care for Colgate Palmolive Company since April 1999. From February 1995 to April 1999, Mr. Spann was the Director of Manufacturing at the Colgate-Palmolive plant located in Cambridge, Ohio.

Meetings of Directors

         The Board of Directors of Camco met seven times for regularly scheduled and special meetings during the year ended December 31, 2001. Each director attended at least 75% of the aggregate meetings held during his or her service as director.

Committees of Directors

         The Board of Directors of Camco has a Compensation Committee, whose members are Messrs. Speck and Tucker and Ms. Insley. The Compensation Committee reviews and recommends to the Board of Directors compensation and directors' fees for Camco and its subsidiaries. The Compensation Committee met eight times during 2001.

         The Board of Directors of Camco has an Audit Committee, whose members are Messrs. Dix, Feick, Miller, Spann and Tucker. The function of the Audit Committee is to recommend an audit firm to the full Board of Directors, to review and approve the annual audit report and to conduct quarterly accounting reviews. The Audit Committee met four times during 2001.

         The Board of Directors of Camco has a Nominating Committee, whose members are Messrs. Speck and Tucker and Ms. Insley. The Nominating Committee selects nominees for election to the Board of Directors. The Nominating Committee met once during 2001.

Executive Officers

         The following information regarding the business experience during the past five years is supplied for certain executive officers of Camco and its wholly-owned subsidiary, Advantage Bank, who do not serve on Camco's Board of Directors.

         D. Edward Rugg has served as the Secretary of Camco since January 2001 and as the Executive Vice President and Chief Operating Officer of Advantage Bank since May 2001. Mr. Rugg had been President and Chief Executive Officer of Cambridge Savings Bank since January 1996. Mr. Rugg joined Camco in 1976.

         Mark A. Severson has served as the Treasurer and Chief Financial Officer of Camco and Chief Financial Officer and Senior Vice President of Advantage Bank since November 2001. From May 1990 to May 2001, Mr. Severson was a Senior Vice President and Chief Financial Officer of FCNB Corp., Frederick, Maryland.

         David S. Caldwell has served as the Senior Vice President in charge of Retail Banking and Financial Services of Advantage Bank since December 2001. Since July 2001, Mr. Caldwell has been the Division President of Cambridge Savings. Mr. Caldwell joined the Camco group in September 2000 as President and CEO of Westwood Homestead Savings Bank in Cincinnati, Ohio.
Prior to joining Camco, Mr. Caldwell served for three years as a Senior Vice President of Central Carolina Bank & Trust, Durham, North Carolina.

         Edward A. Wright has served as the Senior Vice President in charge of operations of Advantage since December 2001. Mr. Wright was the Vice President of Operations at Advantage Bank since July 2001. Mr. Wright joined Cambridge Savings in 1984 and served as Vice President and COO of Cambridge Savings since 1994 until July 2001.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Table

         The following table sets forth the compensation paid to the chief executive officer of Camco and each executive officer of Camco who received cash and cash equivalent compensation in excess of $100,000 from Camco and its subsidiaries for services rendered to Camco and its subsidiaries (the "Named Executive Officers") for the years ended December 31, 2001, 2000 and 1999:

                                                    -------------------      ----------------------
                                                    Annual compensation      Long term compensation
---------------------------------------------       -------------------      ----------------------
                                                                                     Awards
                                                                             -----------------------     All other
                                                                             Securities underlying     compensation
Name and principal position              Year     Salary ($)    Bonus ($)     options/SARs(#) (1)         ($)(2)
----------------------------------------------    ----------    ---------    ----------------------     -----------
Larry A. Caldwell,                       2001      $201,490       $56,411                -               $  34,833
   Chairman of the Board                 2000       177,142        38,700                -                  63,032
                                         1999       167,790        54,514                -                  59,980

Richard C. Baylor, President and         2001       182,442        37,810                -                  25,215
   Chief Executive Officer               2000       109,698        12,397            5,000                  46,128
                                         1999       110,000         5,597                -                 135,148

D. Edward Rugg, Secretary of Camco       2001       140,395        26,833                -                   8,823
   and Executive Vice President and
   Chief Operating Officer of
   Advantage Bank

David S. Caldwell, Senior Vice           2001       127,144         6,750            2,500                 120,870
   President (Retail Banking) of
   Advantage Bank

Edward A. Wright, Senior Vice            2001        94,500         5,792                -                   8,543
   President (Operations) of
   Advantage Bank

-------------------------

(1) Consists of shares of Camco common stock underlying options granted under the 1995 Stock Option Plan.

(2) Consists of one or more of the following: directors' fees paid by Camco or one of its subsidiaries, employer contributions to the Camco 401(k) Plan and payment for single-premium, split-dollar life insurance policies.

Stock Options

         The following table sets forth information regarding all grants of options to purchase shares of Camco common stock made to any of the Named Executive Officers during 2001:

                                                Option/SAR Grants In Last Fiscal Year
------------------------------------------------------------------------------------------------------------------------------
                                                                                                        Potential realizable
                                                                                                          value at assumed
                                                                                                        annual rates of stock
                                                                                                       price appreciation for
                                                  Individual grants                                          option term
                         ------------------------------------------------------------------------     ------------------------
                              Number of               % of total
                              securities         options/SARs granted    Exercise or
                         underlying options/        to employees in       base price   Expiration
Name                     SARs granted (#)(1)        2001 fiscal year      ($/share)        date         5% ($)       10% ($)
----                     --------------------     -------------------     ----------     -------        ------       -------
David S. Caldwell                 2,500                  29.4%              $11.36      11/20/11       $17,861       $45,262

----------------------------

(1) Options were granted on November 20, 2001, and are intended to qualify as incentive stock options ("ISOs").

         The following table sets forth information regarding the number and value of unexercised options held by the Named Executive Officers at December 31, 2001:

                                Aggregated Option/SAR Exercises in Last Fiscal Year and 12/31/01 Option/SAR Values
                                ----------------------------------------------------------------------------------
                                                                      Number of                Value of unexercised
                                                                securities underlying             "in the money"
                                Shares                        unexercised options/SARs           options/SARs at
                              acquired on        Value              at 12/31/01(#)                12/31/01($)(1)
Name                         exercise(#)      realized($)     Exercisable/Unexercisable     Exercisable/Unexercisable
----                         ------------     -----------     -------------------------     -------------------------
Richard C. Baylor                 -0-             N/A                 10,250/0                     $18,800/0
Larry A. Caldwell                 -0-             N/A                 25,638/1,680                  62,385/0
D. Edward Rugg                    -0-             N/A                 11,485/1,260                  24,255/0
David S. Caldwell                 -0-             N/A                   5,000/0                     10,725/0
Edward A. Wright                  -0-             N/A                   7,136/840                   14,655/0

--------------------------

(1) The value of the options was determined by multiplying the number of "in the money" options by the difference between the applicable option exercise price and the fair market value of a share of Camco common stock, which was $12.70 on December 31, 2001, based on the closing bid price reported by The Nasdaq Stock Market.

Compensation Committee Report On Executive Compensation

         Camco's business consists primarily of the business of Advantage Bank and its subsidiaries and or affiliates. The financial results of Camco are primarily a function of Advantage Bank's achievement of its goals as set forth in its business plan. Executives are compensated for their contribution to the achievement of these goals, which benefit the shareholders, customers, employees, and the communities in which we operate.

         During 2001, Larry A. Caldwell, the Chairman of the Board, and Richard
C. Baylor, the President, Chief Executive Officer and Chief Operating Officer, received their compensation entirely from Camco. Camco's Compensation Committee (the "Committee") recommends to Camco's Board of Directors the executive compensation for Camco executives for responsibilities at the holding company level. Membership of the Committee is composed exclusively of outside directors who meet the criteria of SEC Rule 16(b). The Committee is dedicated to the philosophy of linking executive compensation to the achievement of Advantage Bank's goals and the resulting performance of Camco.

                      Process for Determining Compensation

         The compensation levels of the executive officers, including the Chief Executive Officer, are reviewed each year by the Committee. The Committee utilizes independent compensation surveys of officers in the thrift industry, taking into account comparable asset bases and geographic locations. The Committee also assesses each executive officer's contribution to Camco, the skills and experience of each executive officer and the on-going potential of each executive officer. Total corporate return performance is also a consideration in determining executive officer compensation. Based on the foregoing factors, recommendations are made to the Board of Directors for their approval. Board members who are also executive officers do not participate in deliberations regarding their own compensation.

         The Committee reviews annual salary survey market research to determine and maintain a relevant peer group for base salary comparison and incentive compensation comparison. Performance comparisons include rankings based on return on average equity, return on average assets, efficiency ratio, asset quality and total return on a company's stock price, among other factors. Compensation data utilized for comparisons is generally annual cash compensation including base salary and most forms of cash bonus and annual incentive awards.

                        Executive Compensation Philosophy

         The overall objective of the executive compensation program is to provide competitive levels of compensation that will attract and retain qualified executives and will reward individual performance, initiative and achievement, while enhancing overall corporate performance and shareholder value. The program is designed to align senior management compensation with the goals of our business plan by creating strong incentives to manage business successfully from both a financial and operating perspective. The executive compensation program is structured to accomplish the following specific objectives:

1)   Align the interests of management with the interests of the shareholders;

2) Clearly motivate management to perform and succeed according to the goals outlined in our business plan;

3)   Retain key personnel critical to our long-term success;

4) Emphasize formula-based components, such as incentive plans, in order to better focus management efforts in its execution of our business plan;

5) Maintain pay for performance as an integral component of the program by utilizing incentive plans that emphasize corporate success;

6) Maintain a corporate environment which encourages stability and a long-term focus for both Camco and its management; and

7) Ensure that management: (a) fulfills its overall responsibility to its constituents, including shareholders, customers, employees, the community and government regulatory agencies; (b) conforms its business conduct to the highest ethical standards; (c) remains free from any influences that could impair or appear to impair the objectivity and impartiality of its judgement or treatment of Camco's constituents; and (d) continues to avoid any conflict between its responsibilities to Camco and each individual's personal interests.

                            Components of the Program

         The program's compensation elements include cash compensation, including base salary and an incentive-based bonus plan, and stock-based compensation. The incentive plans have been designed to reflect corporate performance, individual performance, and alignment with the interests of Camco's shareholders. Superior corporate or individual performance should result in compensation which, when combined with incentives, would place overall compensation at or above that of the peer group median.

                                   Base Salary

         Base salary forms the foundation of the compensation program as it represents income not at risk. The Committee believes that base salary should function as an anchor: large enough that the executive is comfortable remaining in Camco's employ, but not so large as to conflict with the executive's motivation to work diligently to increase shareholder value. An individual's base salary is directly related to his or her position, job responsibilities, accountability, performance and contribution to Camco.

                                 Incentive Plans

         Camco maintains both a short-term cash bonus plan and a long-term stock-based incentive plan. The cash bonus plan is based on the achievement of annual objectives. The cash bonus plan also provides for "ad hoc" bonuses which can be paid in recognition of achievements, such as merger-related activities, which are not part of the defined annual objectives. The stock option plan is designed as a long-term plan and is directly impacted by stock price over a period of time.

         The Committee grants options based on an individual's performance and the impact on Camco's financial results. Options typically have a term of ten years and are issued at market prices. This element of the executive compensation program is designed to align the interests of the executive with corporate shareholder objectives since the price performance of Camco's common stock directly affects the value of these long-term awards.

                       Determination of CEO's Compensation

         The Committee determined the compensation of Mr. Baylor in 2001 pursuant to the policies described above for executive officers. The corporate profitability measurements considered were return on equity, net income, earnings per share and return on assets. Additional corporate goals considered were merger and acquisition activities, continued updating and implementation of Camco's strategic plan and subsidiary oversight and progress.

         Submitted by the Compensation Committee of Camco's Board of Directors:

                           Dr. Samuel W. Speck, Chairman
                           Kenneth R. Elshoff
                           Jeffrey T. Tucker

Compensation Committee Interlocks

         During 2001, no member of the Compensation Committee was a current or former executive officer or employee of Camco or one of its subsidiaries or had a reportable business relationship with Camco or one of its subsidiaries.

Performance Graph

         The following graph compares the cumulative total return on Camco's common stock with the cumulative total return of an index of companies whose shares are traded on Nasdaq and a savings and loan peer group index for the same period:







        [Total return performance graph plotting points set forth below}











--------------------------------------------------------------------------------------------------------------------
                                                                       Period Ending
--------------------------------------------------------------------------------------------------------------------
Index                                       12/31/96    12/31/97    12/31/98    12/31/99    12/31/00    12/31/01
--------------------------------------------------------------------------------------------------------------------
Camco Financial Corporation                  100.00      173.30      156.31      116.21      116.12     157.80
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NASDAQ - Total US                            100.00      122.48      172.68      320.89      193.01     153.15
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Camco Financial Peer Group*                  100.00      145.70      129.74      112.73      102.63     132.24
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

          * The Camco Financial Peer Group includes the following seven thrift holding companies: Fidelity Bancorp, Inc., First Defiance Financial Corp., First Federal Financial Corp., PVF Capital Corp., HF Financial, Inc., HMN Financial, Inc., and Home Federal Bancorp.

Split-Dollar Plan

         Camco provides life insurance coverage to its executive officers. Flexible payment universal life insurance policies, which are carried on the books of Camco as tax-free earning assets, have been purchased on the lives of the employees. Upon the death of the participating employee, a beneficiary named by the employee will receive the lesser of (1) two times the employee's base salary for the 12 months preceding the month in which the employee dies, or (2) the total death proceeds of the life insurance policy. The balance of the life insurance proceeds will be payable to Camco or the applicable subsidiary and are expected to be sufficient to cover all investment costs associated with the policy. The premiums paid by Camco on behalf of the Named Executive Officers have been included in the Summary Compensation Table under the heading "All Other Compensation."

Employment Agreements

         Camco has an employment agreement with Richard Baylor for a three-year term commencing January 1, 2001 and ending December 31, 2003. The agreement provides for a base salary of not less than $160,000 and a performance review by the Board of Directors not less often than annually, at which time the Board of Directors may extend the term of the agreement for another year. The agreement also provides for the inclusion of Mr. Baylor in any formally established employee benefit, bonus, pension and profit-sharing plans for which senior management personnel are eligible and provides for vacation and sick leave.

         The Mr. Baylor's employment agreement is terminable by Camco at any time. In the event of termination by Camco for "just cause," as defined in the agreement, Mr. Baylor will have no right to receive any compensation or other benefits for any period after such termination. In the event of termination by Camco other than for just cause or in connection with a "change of control," as defined in the agreement, Mr. Baylor will be entitled to (i) a continuation of salary payments for the remainder of the term of his agreement and (ii) a continuation of health. life and disability insurance benefits substantially equal to those being provided at the date of termination of employment until the earliest to occur of the end of the term of the agreement or the date Mr. Baylor becomes employed full-time by another employer.

         The agreement also contains provisions with respect to the occurrence within one year after a "change of control" of (1) the termination of Mr. Baylor's employment for any reason other than just cause, (2) a change in the capacity or circumstances in which Mr. Baylor is employed or (3) a material reduction in Mr. Baylor's responsibilities, authority, compensation or other benefits provided under the agreement without the written consent of Mr. Baylor. In the event of any such occurrence, Mr. Baylor will be entitled to payment of an amount equal to three times his average annual compensation for the three taxable years immediately preceding the termination of employment. In addition, Mr. Baylor is entitled to continued coverage under all health, life and disability benefit plans until the earlier of the end of the term of the agreement or the date on which Mr. Baylor is included in another employer's benefit plans as a full-time employee. The maximum which Mr. Baylor may receive, however, is limited to an amount which will not result in the imposition of a penalty tax pursuant to Section 280G(b)(3) of the Internal Revenue Code.

         Camco also has an employment agreement with Larry Caldwell for a one-year term commencing November 9, 2001. The agreement provides for a base salary of $118,000 and provides for the inclusion of Mr. Caldwell in any tax-qualified employee benefit, bonus, pension and profit-sharing plans for which senior management personnel are eligible. The agreement is terminable by Camco at any time. In the event of termination by Camco for "just cause," as defined in the agreement, Mr. Caldwell will have no right to receive any compensation or other benefits for any period after such termination. In the event of termination by Camco other than for just cause or in connection with a "change of control," as defined in the agreement, Mr. Caldwell will be entitled to a continuation of salary payments for the remainder of the term of his agreement.

         The agreement also contains provisions with respect to the occurrence within one year after a "change of control" of the voluntary or involuntary termination of Mr. Caldwell's employment for any reason other than just cause. Provided the agreement is still in effect at the time of the occurrence of a change of control, the amount of the change of control payment is $353,999 through November 9, 2004, $236,000 if a change of control occurs between

November 9, 2004 and November 9, 2005, and $118,000 if a change of control occurs between November 9, 2005 and November 9, 2006.

Change of Control Agreements

         Camco has change of control agreements with Edward Rugg, Edward Wright and David Caldwell (the "Change of Control Agreements"). The Change of Control Agreements are for terms of one year and provide for annual performance reviews by the Board of Directors, at which time the Board of Directors may extend the Change of Control Agreements for an additional one-year period.

         The Change of Control Agreements provide that if the officer is terminated by Camco or its successors for any reason other than just cause, within six months prior to a change of control, as defined in the Change of Control Agreement, or within one year after a change of control, Camco will pay
(1) the officer an amount equal to two times the amount of his annual salary and
(2) the premiums required to maintain coverage under the health insurance plan in which the officer is a participant immediately prior to the change of control until the earlier of (i) the first anniversary of his termination or (ii) the date the officer is included in another employer's benefit plans. The officer will also be entitled to the above payments if he voluntarily terminates his employment within twelve months following a change of control if (1) the capacity or circumstances in which the officer is employed are changed; (2) the officer no longer holds his specified office; (3) the officer is required to move his personal residence, or perform his principal executive functions, more than thirty-five miles from his primary office as of the date of the Change of Control Agreement; or (4) Camco otherwise breaches the Change of Control Agreement. The maximum amount that the officer may receive under the agreement is limited to an amount which will not result in the imposition of a penalty tax pursuant to Section 280G(b)(3) of the Code.

Salary Continuation Plan

         In connection with the termination of its non-contributory defined benefit pension plan, Camco implemented in 1996 a non-qualified retirement plan (the "Salary Continuation Plan") for the benefit of certain executive officers. The Salary Continuation Plan provides for continued monthly compensation to an employee, or his or her beneficiary, for 179 months following the employee's retirement at age 65 from one of Camco's subsidiaries. If the employee retires after age 55 or after having completed 15 years of full-time service (the "Early Retirement Date"), and before age 65, the Salary Continuation Plan provides for a reduced benefit. Upon a change in control of the applicable Camco subsidiary and the subsequent termination of the employee's employment, the employee is entitled to a lump sum payment of a reduced amount. If the employee's employment is terminated prior to the Early Retirement Date for any reason other than death, the employee is not entitled to receive any benefits under the Salary Continuation Plan. The Salary Continuation Plan does not provide for payments to Mr. Caldwell upon his retirement.

Director Compensation

         Each non-employee director of Camco receives a retainer of $4,500 per year for service on the board of Camco and $750 for each board meeting attended, with one paid absence per year. Each director of Camco is also a director of Advantage Bank. Each non-employee director receives a retainer for $4,500 per year for service on the board of Advantage Bank and $375 per board meeting attended, with one paid absence per year. In addition, directors who are not executive officers of Camco receive a fee of $400 for each committee meeting attended, except that if the committee meeting is held on the same day as a Board of Directors' meeting the fee is $200.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under the federal securities laws, Camco's directors and executive officers and persons holding more than 10% of the common shares of Camco are required to report their ownership of common shares and any changes in such ownership to the Securities and Exchange Commission and to Camco. To Camco's knowledge, based solely on a review of such reports furnished to Camco and written representations that no other reports were required during the fiscal year ended December 31, 2001, all Section 16(a) filings were timely filed.


                   APPROVAL OF THE CAMCO FINANCIAL CORPORATION
                           2002 EQUITY INCENTIVE PLAN

General

         The Board of Directors of Camco has adopted the 2002 Incentive Plan. The 2002 Incentive Plan must be approved by the affirmative vote of the holders of a majority of the shares of Camco represented in person or by proxy at the Annual Meeting. The Board of Directors of Camco recommends that the stockholders of Camco approve the 2002 Incentive Plan.

         The following is a summary of the terms of the 2002 Incentive Plan and is qualified in its entirety by reference to the full text of the 2002 Incentive Plan, a copy of which is attached as Exhibit A.

Purpose, Administration and Eligibility

         The purpose of the 2002 Incentive Plan is to attract, retain and reward the directors, managerial and other employees of Camco and its subsidiaries by providing them with a proprietary interest in pursuing the long-term growth, profitability and financial success of Camco.

         The 2002 Incentive Plan will be administered by the Compensation Committee of the Board of Directors, which may grant options under the 2002 Incentive Plan in its discretion to recognize an employee or director's contribution to Camco or its subsidiary's success. All ten directors and approximately 36 employees will be eligible to receive options under the 2002 Incentive Plan, subject to the discretion of the Compensation Committee. Options granted under the 2002 Incentive Plan to employees of Camco or its subsidiaries may be "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         The 2002 Incentive Plan will terminate on May 28, 2012. Without further approval of the stockholders, the Board of Directors may terminate the 2002 Incentive Plan prior to that date or may amend it from time to time as the Board of Directors may deem advisable, except that the Board of Directors may not, without the approval of the stockholders, make any amendment which would: (a) increase the aggregate number of shares of common stock which may be issued under the 2002 Incentive Plan (except for adjustments to reflect certain changes in the capitalization of the Camco); (b) materially modify the requirements as to eligibility for participation in the 2002 Incentive Plan; or (c) materially increase the benefits accruing to participants under the 2002 Incentive Plan. Notwithstanding the foregoing, the Board of Directors may amend the 2002 Incentive Plan to take into account changes in applicable securities, federal income tax and other applicable laws.

Effect on Existing Stockholders

         Pursuant to the 2002 Incentive Plan, a maximum of 400,000 shares of common stock will be reserved for issuance by Camco upon the granting of options to certain directors, managerial and other employees of Camco or any of its subsidiaries from time to time under the 2002 Incentive Plan. Any shares issued under the 2002 Incentive Plan will be authorized but unissued shares or issued shares that have been reacquired by Camco. As of April 8, 2002, the market value of the shares underlying the maximum number of options that could be awarded under the 2002 Incentive Plan is $5.6 million, which is calculated by multiplying 400,000 (the maximum number of options that can be granted under the 2002 Incentive Plan) by $13.91, the closing per share sales price as reported on The Nasdaq National Market on that date.

         As of April 8, 2002, there were 7,972,454 shares of common stock outstanding and 485,673 shares subject to issuance upon the exercise of stock options currently outstanding. In addition, options to acquire 82,472 shares may still be granted under the 1995 Stock Option Plan and the stock option plan assumed by Camco in connection with the 2000 acquisition of Westwood Homestead Financial Corporation. As shares of common stock are issued to directors and officers of Camco who receive and exercise options under the Camco's option plans, the voting power of the directors and officers of Camco over the outcome of the vote on any matters submitted to Camco's stockholders, including changes of control, will increase.

Option Terms

         The exercise price for options granted under the 2002 Incentive Plan will be determined by the Compensation Committee at the time of the grant; provided, however, that the exercise price for an ISO must not be less than 100% of the fair market value of the shares on the date of the grant. If an ISO is granted to a participant who owns more than 10% of Camco's outstanding shares at the time the ISO is granted, the exercise price of the ISO may not be less than 110% of the fair market value of the shares on the date of the grant and the ISO shall not be exercisable after the expiration of five years from the date of the grant.

         Options granted under the 2002 Incentive Plan will become exercisable at the rate of 20% each year beginning on the date of grant. No stock option will be exercisable after the expiration of ten years from the date of grant. An option may not be transferred or assigned other than by will or in accordance with the laws of descent and distribution.

         Except in the event of death, "Disability" or "Retirement" (as defined in the 2002 Incentive Plan), if a participant ceases to be a director or employee of Camco or any subsidiary, options that are not exercisable will terminate and options that are exercisable will terminate if not exercised within three months of the participant's termination if the participant was involuntarily terminated, or within six months if voluntarily terminated. Unless stated otherwise by the Committee, in the event of the death of a participant, all options granted to such participant will become exercisable in full and will terminate if not exercised within twelve months. In the event of a participant's Disability or Retirement, all options will become exercisable in full if such participant has completed three years of service prior to the Disability or ten years of service (five if a director) prior to Retirement. However, a participant's options will terminate if not exercised within twelve months of the Disability or Retirement. If a participant is "Terminated for Cause," as defined in the 2002 Incentive Plan, any option which has not been exercised will terminate immediately. Upon a "Change in Control," as defined in the 2002 Incentive Plan, all options will become immediately exercisable.

         Camco will receive no monetary consideration for the granting of options under the 2002 Incentive Plan. Upon the exercise of options, Camco will receive payment in cash, shares of common stock of Camco or, if acceptable to the Compensation Committee, surrendered outstanding stock options.

Federal Income Tax Consequences

         Incentive Stock Options. A participant does not realize income on the grant of an ISO. If a participant exercises an ISO in accordance with the terms of the option and does not dispose of the shares acquired within two years from the date of the grant of the option or within one year from the date of exercise, the participant will not realize any ordinary taxable income by reason of the exercise and neither Camco nor its subsidiaries will be allowed a deduction by reason of the grant or exercise. The participant's basis in the shares acquired upon exercise will be the amount paid upon exercise. (See the discussion below for the tax consequences of the exercise of an option with shares already owned by the participant and taxes imposed on tax preference items). Provided the participant holds the shares as a capital asset at the time of sale or other disposition of the shares, the gain or loss, if any, recognized on the sale or other disposition will be capital gain or loss. The amount of gain or loss will be the difference between the amount realized on the disposition of the shares and the participant's basis in the shares. If a participant disposes of the shares within two years from the date of grant of the option or within one year from the date of exercise (an "Early Disposition"), the participant will realize ordinary income at the time of disposition which will equal the excess, if any, of the lesser of (a) the amount realized on the disposition, or (b) the fair market value of the shares on the date of exercise, over the participant's basis in the shares. Also in this case, Camco or one of its subsidiaries will be entitled to a deduction in an amount equal to such income. If the participant holds the shares as a capital asset at the time of disposition, the excess, if any, of the amount realized on disposition of such shares over the fair market value of the shares on the date of exercise will be long- or short-term capital gain, depending upon the holding period of the shares.

         If a participant disposes of such shares for less than his or her basis in the shares, the difference between the amount realized and such basis will be a long- or short-term capital loss, depending upon the holding period of the shares, provided the participant holds the shares as a capital asset at the time of disposition. The excess of the fair market value of the shares at the time an ISO is exercised over the exercise price for the shares is treated as a tax preference item (the "Incentive Stock Option Preference") unless the participant makes an Early Disposition of such shares. See "Taxation of Preference Items" below. Section 55 of the Code imposes an Alternative Minimum Tax equal to the excess, if any, of (1) 26% of the optionee's "alternative minimum taxable income" up to $175,000 ($87,500 in the case of married taxpayers filing separately) and 28% of alternative minimum taxable income in excess of $175,000 ($87,500 in the case of married taxpayers filing separately) over (2) his or her "regular" federal income tax.

         Non-Qualified Stock Options. Non-qualified stock options ("NQSOs") do not receive the special tax treatment accorded to ISOs under the Code. Although a participant does not recognize income at the time of the grant of the option, he or she recognizes ordinary income upon the exercise of an NQSO in an amount equal to the difference between the fair market value of the shares on the date of exercise of the option and the amount paid for the shares.

         The excess of the fair market value of the shares on the date of exercise of an NQSO over the exercise price is not treated as an item of "tax preference" as such term is used in the Code.

         Payment in Shares. If the participant exercises an option by surrendering shares of Camco already owned ("Old Shares"), the following rules apply:

         1. To the extent the number of shares acquired ("New Shares") exceeds the number of Old Shares exchanged, the participant will recognize ordinary income on the receipt of such additional shares (provided the option is not an ISO) in an amount equal to the fair market value of such additional shares less any amount paid for them and Camco or one of its subsidiaries will be entitled to a deduction in an amount equal to such income. The basis of such additional shares will be equal to the fair market value of such shares (or, in the case of an ISO, the amount, if any, paid for additional shares) on the date of exercise, and the holding period for such additional shares will commence on the date the option is exercised.

         2. Except as provided below, to the extent the number of New Shares acquired does not exceed the number of Old Shares exchanged, no gain or loss will be recognized on such exchange, the basis of the New Shares received will be equal to the basis of the Old Shares surrendered, and the holding period of the New Shares received will include the holding period of the Old Shares surrendered. However, if the participant exercises an ISO by surrendering Old Shares which were acquired through the exercise of an ISO and if the surrender occurs prior to the expiration of the holding period applicable to ISOs, the surrender will be deemed to be an Early Disposition of the Old Shares. The federal income tax consequences of an Early Disposition are discussed above.

         3. If the Old Shares surrendered were acquired by the participant by exercise of an ISO, then the exchange will not constitute an Early Disposition of the Old Shares unless the option being exercised is an ISO and the holding period applicable to an ISO has not been met at the time of the surrender.

         Taxation of Long-Term Capital GainsFor capital assets held for more than 12 months, the maximum rate of tax on net capital gains is 20%. A 10% rate applies to taxpayers in the 15% ordinary income tax bracket. Gains on capital assets held for more than five years are subject to a reduced rate. The 20% and 10% rates discussed above are reduced to 18% and 8% respectively in such case.

         The foregoing is a summary of the federal income tax consequences to the participants and to Camco, based upon current income tax laws, regulations and rulings.

Proposed Awards

         The Board of Directors has made no determination regarding the granting of options under the 2002 Incentive Plan, if it is adopted by the stockholders. The Compensation Committee may grant options under the 2002 Incentive Plan to the directors and employees of Camco and its subsidiaries in the future at such times as they deem most beneficial to Camco.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2002 INCENTIVE PLAN.

                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors of Camco is comprised of five directors, all of whom are considered "independent" under Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. The Audit Committee is responsible for overseeing Camco's accounting functions and controls, as well as recommending to the Board of Directors an accounting firm to audit Camco's financial statements. The Audit Committee has adopted a charter to set forth its responsibilities.

         The Audit Committee received and reviewed the report of Grant Thornton, LLP ("Grant Thornton") regarding the results of their audit, as well as the written disclosures and the letter from Grant Thornton required by Independence Standards Board Standard No. 1. The Audit Committee determined that the provision by Grant Thornton of the services discussed in the Section All Other Fees included below is compatible with maintaining Grant Thornton's independence. The Audit Committee reviewed the audited financial statements with the management of Camco. A representative of Grant Thornton also discussed with the Audit Committee the independence of Grant Thornton from Camco, as well as the matters required to be discussed by Statement of Auditing Standards 61. Discussions between the Audit Committee and the representative of Grant Thornton included the following:

     o Grant Thornton's responsibilities in accordance with generally accepted auditing standards
     o The initial selection of, and whether there were any changes in, significant accounting policies or their application
     o    Management's judgments and accounting estimates
     o    Whether there were any significant audit adjustments
     o    Whether there were any disagreements with management
     o    Whether there was any consultation with other accountants
     o Whether there were any major issues discussed with management prior to Grant Thornton's retention
     o    Whether Grant Thornton  encountered any difficulties in performing the audit
     o Grant Thornton's judgments about the quality of Camco's accounting principles
     o Grant Thornton's responsibilities for information prepared by management that is included in documents containing audited financial statements

         Based on its review of the financial statements and its discussions with management and the representative of Grant Thornton, the Audit Committee did not become aware of any material misstatements or omissions in the financial statements. Accordingly, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001, to be filed with the SEC.

Robert C. Dix, Jr.
Terry A. Feick
Carson K. Miller
Eric G. Spann
Jeffrey T. Tucker

Audit Fees

         During the fiscal year ended December 31, 2001, Grant Thornton billed Camco $101,775 in fees for professional services in connection with the audit of Camco's annual financial statements and the review of financial statements included in Camco's Forms 10-Q.

Financial Information Systems Design and Implementation Fees

         During the 2001 fiscal year, Camco did not incur fees for professional accounting services to design, implement or manage, hardware or software that collects or generates information significant to Camco's financial statements.

All Other Fees

         During fiscal year 2001, Grant Thornton billed Camco $112,920 in fees for services rendered by Grant Thornton for all accounting services other than the services discussed under the headings Audit Fees and Financial Information Systems Design and Implementation Fees above.


                   PROPOSALS OF STOCKHOLDERS AND OTHER MATTERS

         Any proposals of stockholders intended to be included in Camco's proxy statement for the 2003 Annual Meeting of Stockholders (other than nominations for directors, as explained herein at "BOARD OF DIRECTORS - Election of Directors") should be sent to Camco by certified mail and must be received by Camco not later than December 23, 2002. In addition, if a stockholder intends to present a proposal at the 2003 Annual Meeting without including the proposal in the proxy materials related to the meeting, and if the proposal is not received by March 7, 2003, then the proxies designated by the Board of Directors of Camco for the 2003 Annual Meeting of Stockholders of Camco may vote in their discretion on any such proposal any shares for which they have been appointed proxies without mention of such matter in the proxy statement or on the proxy card for such meeting.

         Management knows of no other business which may be brought before the Annual Meeting. It is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their best judgment on any other matters which may be brought before the Annual Meeting.

         YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL IN, SIGN AND RETURN THE PROXY IN THE ENCLOSED SELF-ADDRESSED POSTAGE PAID ENVELOPE.


                                          By Order of the Board of Directors




April 15, 2002                            D. Edward Rugg, Secretary

                                    EXHIBIT A

                           CAMCO FINANCIAL CORPORATION
                           2002 EQUITY INCENTIVE PLAN


                                  INTRODUCTION

              The purpose of the Camco Financial Corporation 2002 Equity Incentive Plan (the "Plan") is to promote and advance the interests of Camco Financial Corporation (the "Company") and its shareholders by enabling the Company to attract, retain and reward Directors, and managerial and other employees of the Company and any Subsidiary, and to strengthen the mutuality of interests between such Directors and employees and the Company's shareholders, by providing such persons with a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company.


                                    ARTICLE I
                                   Definitions

              For the purpose of this Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

1.1      "Board" shall mean the Board of Directors of the Company.

1.2      "Change in Control" shall mean either:
           (i) any person or entity obtains "conclusive control" of the Company within the meaning of 12 C.F.R. ss.574.4(a) or
           (ii) any person or entity obtains "rebuttable control" within the meaning of 12 C.F.R.ss.574.4(b) and has not rebutted control in accordance with 12 C.F.R.ss.574.4(e).

1.3 "Code" means the Internal Revenue Code of 1986, as amended, or any successor thereto, together with rules, regulations and interpretations promulgated thereunder.

1.4      "Common Stock" shall mean the common stock of the Company.

1.5 "Date of Grant" means the effective date on which an option or grant is awarded to a Participant as set forth in the award agreement.

1.6 "Disability" shall mean the Participant suffering a sickness, accident or injury which has been determined by the carrier of any individual or group disability insurance policy covering the Participant, or by the Social Security Administration, to be a disability rendering the Participant totally and permanently disabled. The Participant must submit proof to the Company of the carrier's or Social Security Administration's determination upon the request of the Company.

1.7 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor statute.

1.8 "Fair Market Value" of Shares on any dates shall be determined for all purposes of the Plan as follows:

          i) If the Common Shares are traded on a national securities exchange at the time of grant of the Stock Option, then the Fair Market Value shall be the average of the highest and the lowest selling price on such exchange on the date such Stock Option is granted or, if there were no sales on such date, then on the next prior business day on which there was a sale;

          ii) If the Common Shares are listed on The Nasdaq Stock Market, at the time of the grant of the Stock Option, then the Fair Market Value shall be the mean between the closing bid and closing asked quotation with respect to a Common Share on such date on The Nasdaq Stock Market;

          iii) If the Common Shares are not traded on a national securities exchange or quoted on The Nasdaq Stock Market, then the Fair Market Value shall be as determined by the Committee.

1.9 "Incentive Stock Option" shall mean any stock option that is intended to be and is specifically designated as an "incentive stock option" within the meaning of Section 422 of the Code.

1.10 "Involuntary Termination" shall mean the Participant's employment with the Company is terminated for reasons other than Voluntary Termination, death, Disability, Change in Control or Cause.

1.11 "Nonqualified Stock Option" shall mean any stock option that is not an Incentive Stock Option.

1.12 "Participant" shall mean an employee or Director of the Company or a Subsidiary who is granted a Stock Option under the Plan. Notwithstanding the foregoing, for the purposes of the granting of any Incentive Stock Option under this Plan, the term "Participant' shall include only employees of the Company or a Subsidiary.

1.13 "Plan" shall mean this Camco Financial Corporation 2002 Equity Incentive Plan, as set forth herein and as it may be hereafter amended from time to time.

1.14     [Reserved].

1.15 "Retirement" shall mean any Voluntary Termination by a Participant, pursuant to Article VIII of this Plan, at or after age 65.

1.16     "Secretary" shall mean the corporate Secretary of the Company.

1.17     "Shares" shall mean shares of Common Stock.

1.18 "Stock Dividend" shall mean a dividend or other distribution declared on the Shares of Common Stock payable in (i) capital stock of the Company or any Subsidiary of the Company, or (ii) rights, options or warrants to receive or purchase capital stock of the Company or any Subsidiary of the Company, or (iii) securities convertible into or exchangeable for capital stock of the Company or any Subsidiary of the Company, or (iv) any capital stock received upon the exercise, or with respect to, the foregoing.

1.19 "Stock Option" shall mean a right to purchase Common Stock of the Company granted to a Participant pursuant to the Plan.

1.20 "Subsidiary(ies)" shall mean any corporation or entity in which the Company directly or indirectly controls 50% or more of the total voting power of all classes of its stock having voting power, and includes, without limitation, Advantage Bank, Camco Mortgage Corporation and Camco Title Insurance Agency, Inc.

1.21 "Terminate (Termination of) Service (or Termination)" means the Participant ceases to be an employee or director of the Company or any Subsidiary for any reason whatsoever, voluntary or involuntary, other than by reason of an approved leave of absence.


                                   ARTICLE II
                                 Administration

              Subject to the terms of this Article II, the Plan shall be administered by the Compensation Committee (the "Committee") of the Board. Each member of the Committee, at the time of his appointment to the Committee and while he is a member thereof, must be a "disinterested person," as that term is defined in Rule 16b-3 promulgated under the Exchange Act, and an "outside director" under Section 162(m) of the Code.

              Subject to the terms hereof, the Committee shall have exclusive power to:

          (a) Designate, from time to time, the particular employees or Directors of the Company to whom Stock Options will be granted;

          (b) Designate the time or times when Stock Options will be granted;

          (c) Determine the number of Shares of Common Stock subject to issuance pursuant to any Stock Option award, and all of the terms, conditions, restriction limitations, if any, of an award of Stock Options, including the time and conditions of exercise or vesting;

          (d) Accelerate the vesting of Stock Options or exercise of any Stock Options when such actions would be in the best interests of the Company;

          (e) Interpret the Plan, prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan; and

          (f) Make such other determinations and take such other action as it deems necessary or advisable in connection with the foregoing.

         The Committee shall have full authority and responsibility to administer the Plan, including authority to interpret and construe any provision of the Plan and the terms of any Stock Options issued under it and to adopt such rules and regulations for administering the Plan as it may deem necessary. Except as provided below, any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties, including the Company and all Participants.

                                   ARTICLE III
                           Shares Subject to the Plan

         Subject to the provisions of Article XI of the Plan, the aggregate number of Shares which may be issued to Participants under grants of Stock Options made by the Committee under this Plan shall be 400,000. Shares to be distributed and sold may be made available from either authorized but unissued Common Stock or Common Stock held by the Company in its treasury. Shares that by reason of the unexercised expiration or unexercised termination of a Stock Option are no longer subject to purchase may be reoffered under the Plan.


                                   ARTICLE IV
                                  Stock Options

4.1 Eligibility. The Committee shall, from time to time, select the particular employees and Directors of the Company and its Subsidiaries to whom the Stock Options are to be granted and/or distributed in recognition of each such Participant's contribution to the Company's or the Subsidiary's success.

4.2 Grant of Stock Options. All grants of Stock Options under this Article IV shall be awarded by the Committee. Each grant of Stock Options shall be evidenced by a Stock Option agreement setting forth the total number of Shares subject to the Stock Option, the option exercise price, the term of the Stock Option, the vesting schedule, and such other terms and provisions as are approved by the Committee, are not inconsistent with the Plan. In the case of an Incentive Stock Option, the Stock Option agreement shall also include provisions that may be necessary to assure that the option is an Incentive Stock Option under the Code. The Company shall execute Stock Option agreements upon instructions from the Committee.

4.3 Exercise Price. The exercise price for a Nonqualified Stock Option shall be determined by the Committee and shall be an amount not less than the Fair Market Value per share of the Common Stock on the Date of Grant. The exercise price for an Incentive Stock Option shall be determined by the Committee and shall be an amount not less than the Fair Market Value per share of the Common Stock on the Date of Grant. The Committee shall determine the Fair Market Value of the Common Stock on the Date of Grant. Notwithstanding anything to the contrary contained in this Section 4.3, the exercise price of each Stock Option granted pursuant to the Plan shall not be less than the par value per share of the Common Stock.

4.4 Option Period. The option period will begin and terminate on the respective dates specified by the Committee, but may not terminate later than ten years from the Date of Grant. No Stock Option granted under the Plan may be exercised at any time after the expiration of its option period. The Committee may provide for the vesting and exercise of Stock Options in installments and upon such terms, conditions and restrictions as it may determine. In addition to the provisions contained elsewhere herein concerning automatic acceleration of unvested installments of Stock Options, the Committee shall have the right to accelerate the time at which any Stock Option granted to an employee shall become vested, or exercisable.

4.5 Vesting. Stock Options granted pursuant to the Plan shall become exercisable as follows: 20% of the award shall become immediately exercisable upon grant, and 20% shall become exercisable on the first, second, third, fourth and fifth respective anniversaries of the date of the grant, subject in each case to the terms and conditions of Article VIII. The Board, in its sole discretion, may amend the vesting schedule.

                                    ARTICLE V
                        Limits on Incentive Stock Options

5.1     Option Period and Exercise Price. Notwithstanding the provisions of
Section 5.4 hereof, if a Participant eligible to receive a grant of an Incentiv Stock Option under Section 422 of the Code (a "Participant") owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) mor than 10% of the combined voting power of all classes of stock of the Company (or any Subsidiary of the Company) and an Incentive Stock Option is granted to such Participant, the option period term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five years from the Date of Grant. In addition, the option price of any such Incentive Stock Option granted to any such Participant owning more than 10% of the combined voting power of all classes of stock of the Company (or any Subsidiary of the Company) shall be at least 110% of the Fair Market Value of the Common Stock on the Date of Grant.

5.2 Limitation on Exercises of Shares Subject to Incentive Stock Options. To the extent required by the Code for Incentive Stock Options, the exercisability of Incentive Stock Options granted under the Plan shall be subject to the $100,000 calendar year limit as set forth in Section 422(d) of the Code; to the extent that any grant exceeds such $100,000 calendar year limit, the portion of such granted Stock Option shall be deemed a Nonqualified Stock Option.

5.3 Disqualifying Disposition. If shares acquired upon exercise of an Incentive Stock Option are disposed of by a Participant prior to the expiration of either two years from the Date of Grant of such Stock Option or one year from the transfer of Shares to such Participant pursuant to the exercise of such Stock Option, or in any other disqualifying disposition within the meaning of
Section 422 of the Code, such Participant shall notify the Company in writing of the date and terms of such disposition. A disqualifying disposition by a Participant shall not affect the status of any other Stock Option granted unde the Plan as an Incentive Stock Option within the meaning of Section 422 of the Code.

5.4 Termination. Notwithstanding the provisions of Article VIII, the option period of a Participant's Incentive Stock Options shall terminate no later than ninety (90) days after termination of such Participant's employment with the Company and its Subsidiaries; provided that if such employment terminates by reason of the death or total and permanent disability (as defined in Section 22(e) of the Code) of the Participant, then the option period of such Participant's Incentive Stock Options shall terminate no later than one year after such termination by reason of death or disability.


                                   ARTICLE VI
                            Exercise of Stock Options

         Full payment for Shares purchased upon exercise of a Stock Option shall be made in cash or by the Participant's delivery to the Company of Shares of Common Stock which have a Fair Market Value equal to the exercise price (or in any combination of cash and Shares of Common Stock having an aggregate Fair Market Value equal to the exercise price). No Shares may be issued until full payment of the purchase price therefor has been made, and a Participant will have none of the rights of a stockholder until Shares are issued to him. With the prior written consent of the Committee, which consent may be withheld by the Committee in its sole discretion, Shares covered by a Stock Option may be purchased upon exercise, in whole or in part, in accordance with the applicable Stock Option agreement, by authorizing a third party to sell the Shares (or a sufficient portion thereof) acquired upon exercise of a Stock Option, and assigning the delivery to the Company of a sufficient amount of the sale proceeds to pay for all the Shares acquired through such exercise and any tax withholding obligations resulting from such exercise.

                                   ARTICLE VII
                                   [Reserved]


                                  ARTICLE VIII
                      Termination of Employment or Service

         Except as otherwise provided in Section 5.4 with respect to Incentive Stock Options, a Participant's Stock Options may be vested and/or exercised as follows in the event of such Participant's Death or disability, retirement, voluntary termination or termination for Cause:

          (a) Death. In the event of a Participant's death, all unvested installments of Stock Options shall thereupon automatically be accelerated and exercisable in full. The Stock Option may be exercised for a period of twelve (12) months after the Participant's death, or until expiration of the option period (if sooner), by the Participant's estate or personal representative, or by the person who acquired the right to exercise the Stock Option by bequest or inheritance or by reason of the Participant's death.

          (b) Disability. In the event of a Participant's Termination of Service as a result of total and permanent Disability, all unvested installments of Stock Options shall thereupon automatically be accelerated and exercisable in full if such Participant shall have completed at least three (3) Years of Service on or prior to the Termination of Service. The Stock Option may be exercised by the Participant for a period of twelve (12) months after the Participant's Termination of Service because of Disability, or until expiration of the option period (if sooner).

          (c) Retirement. In the event of a Participant's Termination of Service as the result of Retirement, all unvested installments of Stock Options shall thereupon automatically be accelerated and exercisable in full if such Participant shall have completed at least ten (10) years of service (or five (5) years of service for Board members) on or prior to the Termination of Service. The Stock Option may be exercised by the Participant or his guardian or legal representative for a period of twelve (12) months after, or until expiration of the option period (if sooner).

          (d) Voluntary Termination. In the event that a Participant terminates employment voluntarily, the Stock Options may be exercised to the extent such Stock Options were exercisable immediately prior to the Termination of Service by the Participant for a period of six (6) months after, or until expiration of the option period (if sooner).

          (e) Involuntary Termination. In the event that a Participant's termination as a result of an Involuntary Termination, the Stock Options may be exercised to the extent such Stock Options were exercisable immediately prior to the Termination of Service by the Participant for a period of three (3) months after, or until expiration of the option period (if sooner).

          (f) Termination for Cause. In the event that a Participant's termination is for Cause, no Stock Option shall be exercisable after the date of termination.

          (g) Change in Control. In the event of a Change in Control, all Stock Options shall be automatically accelerated and immediately exercisable.

Notwithstanding the foregoing, the Committee may impose more restrictive terms for an individual grant of a Stock Option to a Participant under the Plan than those contained in this Plan concerning any exercise of such Stock Option with respect to any Termination of Service by such Participant.


                                   ARTICLE IX
                           Amendment or Discontinuance

         Subject to the limitations set forth in this Article IX, the Board may at any time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part; provided that no amendment which requires stockholder approval in order for the Plan to continue to comply with Rule 16b-3 under the Exchange Act, including any successor to such Rule, shall be effective unless such amendment shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon.

         Subject to the foregoing, the Board shall have the power to amend the Plan in any manner advisable in order for Stock Options granted under the Plan to qualify for the exemption provided by Rule 16b-3 (or any successor rule relating to exemption from Section 16(b) of the Exchange Act) or to qualify as "performance-based" compensation under Section 162(m) of the Code (including amendments as a result of changes to Rule 16b-3 or Section 162(m) or the regulations thereunder to permit greater flexibility with respect to Stock Options granted under the Plan), and any such amendment shall, to the extent deemed necessary or advisable by the Committee, be applicable to any outstanding Stock Options theretofore granted under the Plan, notwithstanding any contrary provisions contained in any Stock Option agreement. In the event of any such amendment to the Plan, the holder of any Stock Option outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any Stock Option agreement relating thereto within such reasonable time as the Committee shall specify in such request. Notwithstanding anything contained in this Plan to the contrary, unless required by law, no action contemplated or permitted by this Article IX shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Stock Options theretofore granted under the Plan without the consent of the affected Participant.


                                    ARTICLE X
                               Effect of the Plan

         Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any employee or Director any right to be granted a Stock Option to purchase or receive Common Stock of the Company or any other rights except as may be evidenced by a Stock Option agreement, or any amendment thereto, duly authorized by and executed on behalf of the Company and then only to the extent of and upon the terms and conditions expressly set forth therein.


                                   ARTICLE XI
                                      Term

         The Plan shall be submitted to the Company's stockholders for their approval. Unless sooner terminated by action of the Board, the Plan will terminate on the 28th day of May 2012. Stock Options under the Plan may not be granted after that date, but Stock Options granted before that date will continue to be effective in accordance with their terms and conditions.

                                   ARTICLE XII
                               Capital Adjustments

         If at any time while the Plan is in effect or unexercised Stock Options is outstanding there shall be any increase or decrease in the number of issued and outstanding Shares of Common Stock through the declaration of a Stock Dividend or through any recapitalization resulting in a stock split-up, combination, or exchange of Shares of Common Stock, then and in such event:

          (a) An appropriate adjustment shall be made in the maximum number of Shares of Common Stock then subject to being awarded under grants pursuant to the Plan, to the end that the same proportion of the Company's issued and outstanding Shares of Common Stock shall continue to be subject to being so awarded;

          (b) Appropriate adjustments shall be made in the number of Shares of Common Stock and the exercise price per share thereof then subject to purchase pursuant to each such Stock Option previously granted and unexercised, to the end that the same proportion of the Company's issued and outstanding Shares of Common Stock in each instance shall remain subject to purchase at the same aggregate exercise price.

         Any fractional Shares resulting from any adjustment made pursuant to this Article XII shall be eliminated for the purposes of such adjustment. Except as otherwise expressly provided herein, the issuance by the Company of Shares of its capital stock of any class, or securities convertible into Shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of Shares or obligations of the Company convertible into such Shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of Shares of Common Stock then subject to outstanding Stock Options granted under the Plan.


                                  ARTICLE XIII
                            Corporate Reorganization

         In the event of a transaction involving (i) the liquidation or dissolution of the Company, (ii) a merger or consolidation in which the Company is not the surviving Company or (iii) the sale or disposition of all or substantially all of the Company's assets, provision shall be made in connection with such transfer for the assumption of Stock Options theretofore granted under the Plan, or the substitution for such Stock Options of new equity of the successor Company, with appropriate adjustment as to the number and kind of Shares and the purchase price for Shares thereunder, or, in the discretion of the Board, the Plan and the Stock Options issued hereunder shall terminate on the effective date of such transaction and appropriate provision shall be made for payment to the Participant of an amount in cash equal to the Fair Market Value of a Share multiplied by the number of Shares subject to the Stock Options (to the extent such Stock Options have not been exercised) less the exercise price for such Stock Options (to the extent such Stock Options have not been exercised).

                                   ARTICLE XIV
                            Miscellaneous Provisions

14.1 Exercise of Stock Options. Stock Options granted under the Plan may be exercised during the option period, at such times and in such amounts, in accordance with the terms and conditions and subject to such restrictions as are set forth herein and in the applicable Stock Option agreements. Notwithstanding anything to the contrary contained herein, Stock Options may not be exercised, nor may Shares be issued pursuant to a Stock Option if any necessary listing of the Shares on a stock exchange or any registration under state or federal securities laws required under the circumstances has not been accomplished.

14.2 Non-Assignability. A Stock Option granted to a Participant may not be transferred or assigned, other than (i) by will or the laws of descent and distribution or (ii) pursuant to a qualified domestic relations order (as defined in Section 401(a)(13) of the Code or Section 206(d)(3) of the Employee Retirement Income Security Act of 1974, as amended), provided, that in the case of an Incentive Stock Option, such transfer or assignment may occur only to the extent it will not result in disqualifying such option as an Incentive Stock Option under Section 422 of the Code, or any successor provision. Subject to the foregoing, during a Participant's lifetime, Stock Options granted to a Participant may be exercised only by the Participant or, provided the particular Stock Option agreement so provides, by the Participant's guardian or legal representative.

14.3 Investment Intent. The Company may require that there be presented to and filed with it by any Participant(s) under the Plan, such evidence as it may deem necessary to establish that the Stock Options granted or the Shares of Common Stock to be purchased or transferred are being acquired for investment and not with a view to their distribution.

14.4 Allotment of Shares. The Committee shall determine the number of Shares of Common Stock to be offered from time to time by grant of Stock Options to Participants under the Plan. The grant of a Stock Option to a Participant shall not, by itself, be deemed either to entitle the Participant to, or to disqualify the Participant from, participation in any other grant of Stock Options under the Plan.

14.5 No Right to Continue Employment. This Plan does not constitute a contract of employment. Nothing in the Plan or in any Stock Option agreement confers upon any employee the right to continue in the employ of the Company or interferes with or restricts in any way the right of the Company to discharge any employee at any time (subject to any contract rights of such employee).

14.6 Stockholders' Rights. The holder of a Stock Option shall have none of the rights or privileges of a stockholder except with respect to Shares, which have been actually issued.

14.7 Indemnification of Board and Committee. No current or previous member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all such members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise.

14.8 Dividends and Dividend Equivalents. The Committee may provide that any grants of Stock Options under the Plan may earn dividends or dividend equivalents. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional Shares or share equivalents.

14.9 Gender and Number. Where the context permits, words in the masculine gender shall include the feminine and neuter genders, the plural form of a word shall include the singular form, and the singular form of a word shall include the plural form.

14.10 Governing Law. The validity, interpretation and administration of the Plan and any rules, regulations, determinations or decisions made thereunder and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of Ohio.

14.11 Other Applicable Laws. The obligation of the Company to sell or deliver Shares with respect to Stock Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Board.


                                   ARTICLE XV
                                 Effective Date

              The effective date of the Plan shall be May 28, 2002, which is the date on which it was approved by the Shareholders. The Plan will continue in effect until the expiration of its term or until earlier terminated, amended, or suspended in accordance with the terms hereof.

                                 REVOCABLE PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           CAMCO FINANCIAL CORPORATION

           CAMCO FINANCIAL CORPORATION ANNUAL MEETING OF STOCKHOLDERS
                                  May 28, 2002

         The undersigned stockholder of Camco Financial Corporation ("Camco") hereby constitutes and appoints Terry A. Feick and Paul D. Leake, or either one of them, as the proxies of the undersigned with full power of substitution and resubstitution, to vote at the 2002 Annual Meeting of Stockholders of Camco to be held at Camco's Corporate Center, 6901 Glenn Highway, Cambridge, Ohio 43725, on May 28, 2002, at 3:00 p.m. Eastern Daylight Time (the "Annual Meeting"), all of the shares of Camco common stock which the undersigned is entitled to vote at the Annual Meeting, or at any adjournment thereof, on each of the following proposals, all of which are described in the accompanying Proxy Statement:

1.   The election of four directors:

     [   ]   FOR all nominees               [   ]   WITHHOLD authority to
             listed below                           vote for all nominees
             (except as marked to the               listed below:
               contrary below):

                                Larry A. Caldwell
                                Carson K. Miller
                                 Samuel W. Speck
                                Jeffrey T. Tucker

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below).

-----------------------------------------------------------------------


2.   The approval of the Camco Financial Corporation 2002 Equity Incentive Plan.

     [   ]   FOR              [   ]   AGAINST           [   ]   ABSTAIN


3. In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors recommends a vote "FOR" the nominees listed above and "FOR" the approval of the Camco Financial Corporation 2002 Equity Incentive Plan (the "2002 Incentive Plan").

         IMPORTANT:  Please sign and date this Proxy on the reverse side.

UNLESS THIS PROXY IS REVOKED, THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. WHERE NO INSTRUCTIONS ARE INDICATED, PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR SET FORTH ABOVE AND FOR THE 2002 INCENTIVE PLAN. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE PERSONS NAMED ABOVE TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS A DIRECTOR IF A NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE ANNUAL MEETING.

At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

         All Proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of the 2002 Annual Meeting of Stockholders of Camco and of the accompanying Proxy Statement is hereby acknowledged.

         Please sign exactly as your name appears on your Stock Certificate(s). Executors, Administrators, Trustees, Guardians, Attorneys and Agents should give their full titles.


----------------------------                   ------------------------------
Signature                                      Signature


----------------------------                   ------------------------------
Print or Type Name                             Print or Type Name


Dated: ---------------------                   Dated: -----------------------

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE U.S.A.




























                                      -2-